UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2009 (August 24, 2009)

SPONGETECH DELIVERY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-100925	54-2077231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

43 West 33rd Street, Suite 600
New York, New York 10001
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (212) 695-7850

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Changes In Registrant's Certifying Accountant.

(a)  On August 24, 2009, the Board of Directors (the “Board”) of SpongeTech Delivery Systems, Inc. (the “Company”) approved the appointment of Deloitte & Touche LLP (“D&T”) to act as the Company’s independent registered public accounting firm for the year ending May 31, 2010.  The engagement of D&T will become effective upon the filing of the Company’s Form 10-K for the fiscal year ended May 31, 2009.  During the fiscal years ended May 31, 2009 and 2008, and during any subsequent period through the date hereof, neither the Company, nor any person on its behalf, has consulted with D&T with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by D&T to the Company that D&T concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue, or (ii) any matter that was the subject of either a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

(b) On August 24, 2009 the Company informed Robison, Hill & Co., a Professional Corporation (“R&H”), the Company’s current independent registered public accountants, that it is being dismissed as the Company’s independent registered public accounting firm, effective after the completion of R&H’s audit of the Company’s consolidated financial statements and the related Form 10-K filing for the fiscal year ended May 31, 2009.  Upon completion of the audit services, the Company will file an amendment to this Form 8-K with the specific date of the dismissal of R&H and provide the disclosures required by Item 304(a)(1)(iv) and (v) of Regulation S-K through such date.

Item 9.01.    Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spongetech Delivery Systems, Inc.

Date: August 24, 2009	By:	/s/ Steven Moskowitz
Steven Moskowitz
Chief Operating Officer and Chief Financial Officer